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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement No. 333-111974 of Atrix Laboratories, Inc. on Form S-3 of our report dated April 20, 2001, appearing in Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Atrix Laboratories, Inc. for the year ended December 31, 2002 and to the reference to our firm under the heading "Experts" in the prospectus, which is part of this Registration Statement.





/s/ KPMG
KPMG
Hamilton, Bermuda
January 29, 2004